UCN Reports Fourth Quarter and Year-End Results

Record Year-end and inContact™ Revenues

Salt Lake City – March 20, 2006 – UCN, Inc. (OTC.BB: UCNN), a provider of on-demand contact handling software and business telecommunication services delivered over the UCN national VoIP network, reported financial results for the quarter and year ended December 31, 2005.

FOURTH QUARTER RESULTS:

Revenue for the quarter was $22.0 million, a 38 percent increase over revenue of $16.0 million for the quarter ended December 31, 2004. The primary reason for the year-over-year growth was driven by revenue derived from the TransTel Communications acquisition as well as increased sales of inContact™.

Net loss applicable to common stockholders was $2.8 million for the three- month period ended December 31, 2005 compared to net loss applicable to common stockholders of $2.0 million for the three-month period ended December 31, 2004. One primary reason for this loss was driven by additional investment in our inContact product, change in cost-of-revenues, additional depreciation and amortization, and in sales and marketing efforts.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were approximately $(702,000) for the three-month period ended December 31, 2005 compared to approximately $(601,000) for the three-month period ended December 31, 2004.

FOURTH QUARTER 2005 HIGHLIGHTS INCLUDE:

—

Generated over $2.0 million in total revenue from inContact customers during the fourth quarter, a 54% increase compared to the third quarter inContact revenue of $1.3 million. This revenue represents both the application and the telecom services from our inContact users.

—	Added 43 new inContact accounts during the quarter.
—

Ended the fourth quarter with 144 Intelligent-T1s™ turned-up, a 140% increase over third quarter 2005. Intelligent-Ts are the main connections between the UCN network, where the inContact applications reside, and the customer site.

—	Raised $4.4 million in equity through the issuance of common shares to institutional investors.
—	Closed on a $10 million line of credit, which replaced our former $5 million line of credit, significantly increasing our working capital.

YEAR END 2005 RESULTS:

Revenue increased 25% percent to a record $81.6 million during 2005 compared to $65.2 million during 2004. The primary reason for the year-over-year growth was driven by revenue derived from the TransTel Communications acquisition as well as increased sales of inContact™.

Net loss applicable to common stockholders was $8.2 million for the year ended December 31, 2005 compared to a net loss applicable to common stockholders of $2.8 million for year ended December 31, 2004. The primary reason for this loss was driven by additional investment in our inContact product, change in cost-of-revenues, additional depreciation and amortization, and in sales and marketing efforts.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was approximately $(302,000) for the year ended December 31, 2005 compared to approximately $2.8 million for the year ended December 31, 2004.

YEAR END 2005 HIGHLIGHTS INCLUDE:

—	Increased revenue to a record $81.6 million during 2005, a 25% increase from the same period in 2004.
—

Generated over $5.1 million in revenue from inContact customers during 2005, a 219% increase compared to $1.6 million during 2004. This revenue represents both the application and the telecom services from our inContact users.

—

Closed two significant acquisitions during 2005. In May 2005, UCN acquired $1.8 million of monthly recurring revenue from Transtel Communications, which added $14.6 million in revenues. In January 2005, the Company acquired MyACD technology for $6.7 million, which allows UCN to provide inContact solutions to customers.

Paul Jarman, UCN CEO stated: “When I look across the results of 2005, what encourages me most is our continued quarter-over-quarter growth in technology revenue and new inContact accounts, in addition to the high satisfaction levels among inContact customers. I expect the inContact related revenues to surpass 10% in the first Quarter.”

CONFERENCE CALL:

Date: March 20, 2006

Time: 1:30 PM Pacific (4:30 Eastern)
Dial-In Number: 1-800-253-6872
International: 1-973-409-9260

Call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 03/27/06 at:

Replay number: 1-877-519-4471 / PIN 7121084

An internet audio recording will be available on the www.ucn.net/Investors page for 12 months.

About UCN, Inc.

UCN is a provider of on-demand contact handling application services and business long distance service delivered over its national VoIP network. The inContact™ application suite includes an integrated package of advanced contact handling, reporting and administration applications, and inControl™, a unique, rapid application development tool. For more information about UCN visit www.ucn.net .

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company’s behalf. All statements, other than statements of historical fact which address the Company’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the Company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

General Contact: Jan Johnson UCN, VP of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc. Scott Liolios or Ron Both 949-574-3860 scott@liolios.com

UCN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$5,471	$4,010
Restricted cash	651	892
Accounts and other receivables, net	11,368	8,544
Other current assets	561	446

Total current assets	18,051	13,892

Property and equipment, net	5,225	3,027
Intangible assets, net	11,545	5,981
Other assets	822	505

Total assets	$35,643	$23,405

LIABLITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$3,328	$2,796
Current portion of long-term debt	2,966	746
Trade accounts payable	11,380	6,683
Accrued liabilities	2,268	1,193
Accrued commissions	1,355	1,052

Total current liabilities	21,297	12,470

Long-term debt and capital leases	5,511	272
Other long-term liabilities	247	--

Total liabilities	27,055	12,742

Stockholders' equity	8,588	10,663

Total liabilities and stockholders' equity	$35,643	$23,405

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Three Months Ended
	12/31/05	12/31/04
	(unaudited)	(unaudited)
Revenues	$21,973	$15,976
Operating expenses:
Costs of revenues	15,219	9,940
General and administrative	5,014	3,679
Selling and promotion	4,526	4,069

Total operating expenses	24,759	17,688

Loss from operations	(2,786)	(1,712)
Other income (expense):
Interest income	38	9
Interest expense	(360)	(124)

Total other expense, net	(322)	(115)

Loss before income taxes	(3,108)	(1,827)
Income tax benefit	302	--

Net loss	(2,806)	(1,827)

Preferred dividends	--	(155)

Net loss applicable to common stockholders	$(2,806)	$(1,982)

Net loss per common share:
Basic and diluted	$(0.13)	$(0.15)

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Year Ended
	12/31/05	12/31/04
Revenues	$81,587	$65,159
Operating expenses:
Costs of revenues	54,203	36,803
General and administrative	18,082	15,070
Selling and promotion	16,801	14,734

Total operating expenses	89,086	66,607

Loss from operations	(7,499)	(1,448)
Other income (expense):
Interest income	108	38
Interest expense	(1,058)	(812)
Gain on early extinguishment of debt	--	109

Total other expense, net	(950)	(665)

Loss before income taxes	(8,449)	(2,113)

Income tax benefit	302	--

Net loss	(8,147)	(2,113)

Preferred dividends	(38)	(672)

Net loss applicable to common stockholders	$(8,185)	$(2,785)

Net loss per common share:
Basic and diluted	$(0.40)	$(0.22)

Reconciliation of Non-GAAP Measure

“EBITDA,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDA is provided for the use of the reader in understanding UCN's operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, we believe that this information is helpful for investors to more easily understand our operating financial performance. We also feel this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDA in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDA to Net loss applicable to common
stockholders as it is presented on the Condensed Consolidated
Statements of Operations for UCN, Inc. (unaudited)
(in thousands)

	Three Months Ended
	12/31/05	12/31/04
	(unaudited)	(unaudited)
EBITDA	$(702)	$(601)
Depreciation and amortization	(2,083)	(1,111)
Interest income and expense, net	(322)	(115)
Tax benefit	302	--

Net loss	(2,805)	(1,827)
Preferred stock dividend	--	(155)

Net loss applicable to common stockholders	$(2,806)	$(1,982)

	Year Ended
	12/31/05	12/31/04
	(unaudited)	(unaudited)
EBITDA	$(302)	$2,829
Depreciation and amortization	(7,197)	(4,168)
Interest income and expense, net	(950)	(774)
Tax benefit	302	--

Net loss	(8,147)	(2,113)
Preferred stock dividend	(38)	(672)

Net loss applicable to common stockholders	$(8,185)	$(2,785)